Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626

News Release

Pebblebrook Hotel Trust Files Preliminary Proxy Statement to Urge LaSalle Hotel Properties Shareholders to Vote Against Proposed Sale to Blackstone
Bethesda, MD, July 10, 2018 - Pebblebrook Hotel Trust (NYSE:PEB) (“Pebblebrook”) today announced it has filed a preliminary proxy statement with the United States Securities and Exchange Commission (“SEC”) to urge shareholders of LaSalle Hotel Properties (NYSE:LHO) (“LaSalle”) to vote with Pebblebrook against LaSalle’s merger agreement with BRE Landmark L.P. (“BRE”), an affiliate of The Blackstone Group L.P.(NYSE:BX) (together with BRE, “Blackstone”) at a price of $33.50 per share.

“The Board of Pebblebrook continues to believe that its offer is substantially superior to LaSalle’s merger agreement with Blackstone and represents the greatest value-maximizing opportunity for the shareholders of both LaSalle and Pebblebrook,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The shareholders of LaSalle wholeheartedly agree with us as LaSalle’s shares continue to trade at prices well above Blackstone’s take-under price of $33.50. As presented in the LaSalle proxy, the LaSalle Board’s only rationale for not accepting our offer as superior, despite our much higher offer price, was a concern over certainty. Pebblebrook strongly disagreed with the LaSalle Board’s decision at the time, and given the trading prices and volume of LaSalle shares since the announcement of the Blackstone deal, it is even more clear today that Pebblebrook’s offer is superior. The facts and circumstances have changed materially since the LaSalle Board decided to reject our higher offer: since the announcement of the Blackstone agreement, over 100 million LaSalle shares have traded, and all above $33.50. Over that same period, over 30 million LaSalle shares have traded over $35.00. The trading activity in LaSalle shares after the Blackstone announcement means that any shareholder who wanted certainty at $33.50 has had the opportunity to realize that value or more, an opportunity that continues today. Certainly protecting that price can no longer be justified as a rationale for rejecting our superior offer and moving forward with a transaction at a price well below the current market price of LaSalle shares. The Blackstone offer does not protect LaSalle shareholders - it harms them, a point underscored by the egregious transfer of incremental value from LaSalle shareholders to Blackstone seen in Blackstone’s current marketing of LaSalle hotel assets to be sold contemporaneously with the close of their proposed transaction. We have made repeated efforts to engage with LaSalle, yet the LaSalle Board has continued to ignore overwhelming shareholder support for our proposal and is pursuing a course of action that shareholders oppose. We have therefore filed a preliminary proxy statement to solicit shareholders to vote against the Blackstone merger agreement.”

“We believe LaSalle’s Board should reconsider the agreement with Blackstone in accordance with its ongoing fiduciary duties and recognize their shareholders’ clear preference for the immediate higher incremental value and future upside potential of Pebblebrook’s current outstanding offer, and deem Pebblebrook’s current offer “Superior” today. If the LaSalle Board fails to meet its ongoing fiduciary duties and continues to recommend the lower Blackstone take-under agreement, and LaSalle proceeds to a proxy vote, then a vote with us “AGAINST” the Blackstone agreement would send a clear message to the LaSalle Board that LaSalle shareholders prefer the Pebblebrook offer. The LaSalle proxy makes it clear that the LaSalle Board already determined the Pebblebrook offer to be superior to LaSalle remaining independent, and the value of Pebblebrook’s offer has only increased and become more fixed since that determination. Accordingly, if the LaSalle shareholders do not approve the Blackstone agreement, it stands to reason that the LaSalle Board should agree to the Pebblebrook offer. The Pebblebrook offer allows LaSalle shareholders to realize far greater value today, and with Pebblebrook’s track record of success as a public company and our extensive knowledge of LaSalle’s assets and markets, we are positioned to provide shareholders of the combined company with significant long-term upside. We urge the LaSalle Board to engage with us immediately and enter into an agreement that is truly in the best interests of its shareholders. We believe a transaction can be completed within the next 90 to 120 days, with approval from both sets of shareholders.”

In its preliminary proxy statement filed today, Pebblebrook urges LaSalle shareholders to vote with Pebblebrook “AGAINST” all three of the proposals relating to the Proposed BRE Merger by:

•	Voting “AGAINST” the proposal to approve the Proposed BRE Merger dated as of May 20, 2018;

•
Voting “AGAINST” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to LaSalle’s named executive officers that is based on or otherwise relates to the Proposed BRE Merger; and

•
Voting “AGAINST” the proposal to approve any adjournment of the LaSalle Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the BRE Merger Proposal.

Pebblebrook’s June 11, 2018 superior offer for a strategic combination with LaSalle remains outstanding, and Pebblebrook is prepared to move forward with it immediately. As previously disclosed on June 22, 2018, Pebblebrook intends to vote its 10.8 million LaSalle common shares “AGAINST” the BRE Merger Proposal. A presentation with additional details regarding Pebblebrook’s offer and the merger rationale for this strategic combination is available at investor.pebblebrookhotels.com.

Details of Pebblebrook’s Compelling Offer

On March 6, 2018, April 13, 2018, April 20, 2018 and May 19, 2018, Pebblebrook made proposals to the LaSalle Board regarding a merger transaction pursuant to which LaSalle would become a wholly-owned subsidiary of Pebblebrook. On May 21, 2018, LaSalle announced it had entered into a merger agreement with BRE Landmark L.P., an affiliate of The Blackstone Group LP at a price of $33.50 per share in cash, a significantly lower share price than the value of Pebblebrook’s offer, and significantly below LaSalle’s current share price.

On June 11, 2018, Pebblebrook submitted an increased offer to combine strategically with LaSalle. To date, Pebblebrook has not been contacted by LaSalle or its advisors regarding its increased offer. Pebblebrook’s most recent proposal for 100% of LaSalle’s outstanding common shares represented an implied price of $37.80 per LaSalle common share based on a fixed exchange ratio of 0.92 Pebblebrook common share for each LaSalle common share and Pebblebrook’s 5-day VWAP as of June 8, 2018.1 Based on Pebblebrook’s 5-day VWAP and 30-day VWAP, as of July 9, 20182, the current market value of Pebblebrook’s offer provides a premium of $2.61 or 7.8% and $3.33 or 9.9% respectively over the $33.50 per share price in the Proposed BRE Merger. Pebblebrook’s offer takes into account and is net of the $112 million termination fee LaSalle agreed to pay Blackstone, which will be payable by Pebblebrook and not borne by LaSalle’s shareholders, other than as ongoing shareholders in the combined company.

Pebblebrook’s increased offer of June 11, 2018 provides LaSalle’s common shareholders with the option for each share to elect to receive $37.80 in cash instead of 0.92 Pebblebrook common share, subject to a cap of 20% of LaSalle common shares in aggregate receiving cash and customary pro ration if the number of LaSalle holders electing to receive cash instead of shares is oversubscribed. LaSalle’s shareholders may elect to receive a mix of cash and Pebblebrook shares, and can receive up to 100% in cash if no more than 20% of shares in the aggregate elect the cash option. The per share cash amount is fixed at $37.80, which provides downside protection for LaSalle shareholders by anchoring approximately $834 million of the offer in cash. In the face of steadily improving industry fundamentals, the value of Pebblebrook’s shares would have to decline to $35.24 to eliminate its premium to the Proposed BRE Merger price of $33.50 per LaSalle share.

On June 18, 2018, Pebblebrook reaffirmed its June 11, 2018 proposal and announced it had almost doubled its ownership of common shares of LaSalle to 10.0 million common shares, or approximately 9.0% of LaSalle’s outstanding common shares, to become one of LaSalle’s largest shareholders. On the same day, LaSalle reaffirmed its support for the Proposed BRE Merger after the LaSalle Board determined that the Pebblebrook proposal did not constitute, and could not reasonably be expected to lead to, a “Superior Proposal” as defined in the Proposed BRE Merger Agreement. In contrast to the LaSalle Board, Pebblebrook believes that its offer is superior because it provides LaSalle shareholders: (i) an opportunity to realize a significant premium for their common shares over and above the Proposed BRE Merger; (ii) an opportunity to participate in the combined company, benefitting from improving economic and hotel industry fundamentals and Pebblebrook’s well-positioned portfolio as augmented by LaSalle’s portfolio; and (iii) the opportunity to realize a 55% higher annualized dividend based on Pebblebrook’s current annualized dividend rate of $1.52 per Pebblebrook share multiplied by the 0.92 proposed exchange ratio compared to LaSalle’s current annualized dividend of $0.90 per LaSalle share.

As described in the preliminary proxy statement filed by LaSalle with the SEC on June 18, 2018, the Proposed BRE Merger must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding LaSalle common shares as of the record date for the special meeting. As disclosed in the Schedule 13D Pebblebrook filed with the SEC on June 22, 2018, Pebblebrook owns approximately 10.8 million common shares, or approximately 9.8% of LaSalle’s outstanding common shares.

Raymond James and BofA Merrill Lynch are acting as financial advisors, Hunton Andrews Kurth LLP is acting as legal counsel and Okapi Partners LLC is serving as information agent to Pebblebrook in connection with the proposed transaction.
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1 Incremental value based on Pebblebrook’s 5-day VWAP of $41.09 as of June 8, 2018.
2 Based on Pebblebrook’s closing price of $38.89 as of July 9, 2018/Pebblebrook’s 5-day VWAP of $38.80 and the 30-day VWAP of $39.77 as of July 9, 2018.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,973 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.
ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Pebblebrook has made for a business combination transaction with LaSalle. In furtherance of this proposal and subject to future developments, Pebblebrook (and, if a negotiated transaction is agreed, LaSalle) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the SEC.  This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or another document Pebblebrook or LaSalle may file with the SEC in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF PEBBLEBROOK AND LASALLE ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of LaSalle or Pebblebrook, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Pebblebrook through the website maintained by the SEC at http://www.sec.gov.

Pebblebrook or LaSalle and their respective trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018. You can find information about LaSalle’s executive officers and trustees in LaSalle’s definitive proxy statement filed with the SEC on March 22, 2018. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender or exchange offer statements or other documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Pebblebrook’s offer to acquire LaSalle, its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Pebblebrook’s most recent annual or quarterly report filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Pebblebrook’s and LaSalle’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Pebblebrook may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome of any possible transaction between Pebblebrook and LaSalle, including the possibilities that LaSalle will reject a transaction with Pebblebrook, (ii) the ultimate outcome and results of integrating the operations of Pebblebrook and LaSalle if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including the necessary shareholder approvals, and (iv) the risks and uncertainties detailed by LaSalle with respect to its business as described in its reports and documents filed with the SEC.  All forward-looking statements attributable to Pebblebrook or any person acting on Pebblebrook’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Pebblebrook undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

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Contacts:

Jon E. Bortz, Chairman and Chief Executive Officer, Pebblebrook Hotel Trust - (240) 507-1300
Raymond D. Martz, Executive Vice President and Chief Financial Officer - (240) 507-1330
Liz Zale, Pam Greene or Stephen Pettibone, Sard Verbinnen & Co - (212) 687-8080
Pat McHugh or Jon Einsidler, Okapi Partners - (212) 297-0720 or (855) 305-0855

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com